AFLAC INCORPORATED AMENDED 1985
                              STOCK OPTION PLAN


I.        ESTABLISHMENT OF THE 1985 PLAN
          AFLAC Incorporated (hereinafter called "the Company") has amended and restated the Stock Option Plan, as amended (1985) (the "1985 Plan") and has renamed it the AFLAC Incorporated Amended 1985 Stock Option Plan (hereinafter called "the Amended 1985 Plan") upon the terms and conditions hereinafter stated.

II.       PURPOSES OF THE 1985 PLAN

          The purposes of the Amended 1985 Plan are: (1) to encourage stock ownership by selected key employees and directors of the Company; (2) to provide an incentive for such employees to expand and improve the growth and prosperity of the Company and its Subsidiary Companies; (3) to assist the Company and its Subsidiary Companies in obtaining and retaining such employees and directors; and (4) to build a proprietary interest among the Company's Non-Employee Directors and thereby secure for the Company's shareholders the benefits associated with common stock ownership by those who will oversee the Company's future growth and success. The provisions of the Amended 1985 Plan, other than the provisions relating to Noninsider Options, are intended to satisfy the requirements of Section 16(b) of the Exchange Act and Rule 16b-3 promulgated thereunder.

III.      DEFINITIONS

          A. "Advisory Director" means a director of the Company appointed by the Board pursuant to the by-laws of the Company.

          B. "Board" means the Board of Directors of the Company, and includes the Executive Committee of the Board as to any matter in regard to which the Executive Committee may lawfully exercise the powers of the full Board.

          C. "Capital Stock" means shares of the common stock ($.10 par value), of the Company.

          D. "Code" means the Internal Revenue Code of 1986 (or any successor federal tax law) as from time to time amended.

          E. "Committee" means (i) with respect to all Options other than Noninsider Options, the Compensation Committee established by the Board pursuant to Article V(A) hereof, and (ii) with respect to Noninsider Options, the Chief Executive Officer, or such other person or persons as shall be designated by the Board.

          F. "Exchange Act" means the Securities Exchange Act of 1934, as amended.



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          G.   "Fair Market Value" means the fair market value of the
               shares of Capital Stock as determined by the Committee in its sole discretion; provided, however, that if the shares of Capital Stock are admitted to trading on national securities exchanges, the Fair Market Value on any date shall be the average of the high and low sale prices as reported in the Wall Street Journal for the shares of Capital Stock on such date or on the last day preceding such date on which a sale was reported.

          H. "Grantee" means an individual to whom an Option is granted under the Amended 1985 Plan.

          I. "Non-Employee Director" means a director (including an Advisory Director) of the Company who is not an employee of the Company or any Subsidiary Company.

          I-A. "Noninsider Option" means a Non-Qualifying Option that is awarded pursuant to Article XIIIA hereof to a Grantee who is not subject to the reporting requirements of Section 16(a) of the Exchange Act.

          J. "Option" means a right granted to purchase Capital Stock under the Amended 1985 Plan. An Option may be either an Incentive Option or a Non-Qualifying Option (as both terms are defined in Article IV hereof).

          K.   "Rule 16b-3" means Rule 16b-3 promulgated under the
               Exchange Act.

          L. "Subsidiary Company" means a subsidiary of the Company that, at the time of granting the Option in question, meets the definition of a "subsidiary corporation" in
               Section 424(f) of the Code.

IV.       TYPES OF OPTION

          The Amended 1985 Plan provides for both:

          A. "Incentive Options"; that is, options intended to qualify as "incentive stock options" under the provisions of
               Section 422 of the Code, and

          B. "Non-Qualifying Options"; that is, non-qualified stock options that do not qualify as incentive stock options under the provisions of Section 422 of the Code.

V.        BIFURCATED ADMINISTRATION OF THE AMENDED 1985 PLAN

          A. The Amended 1985 Plan shall be administered by two separate Committees as described below. (i) With respect to Options other than Noninsider Options, the Committee shall be comprised of not fewer than two directors of the Company who shall be appointed by and shall serve at the pleasure of the Board, and who shall meet all requirements for qualification as "disinterested administration" within the meaning of Rule 16b-3; and (ii) with respect to Noninsider Options, the

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               Committee shall be comprised of the Chief Executive Officer, or such other person or persons as shall be designated by the Board. All references in the Amended 1985 Plan to Committee shall refer to the Compensation Committee, or any successor thereto with respect to all Options other than Noninsider Options, and shall refer to the Chief Executive Officer, or any successor thereto, with respect to Noninsider Options. The dual administration of the Amended 1985 Plan by two separate Committees is intended to satisfy the applicable "disinterested administration" requirements within the meaning of Rule 16b-3 by ensuring that the Committee that administers the Amended 1985 Plan with respect to individuals subject to the reporting requirements of Section 16(a) of the Exchange Act satisfies the applicable requirements of Rule 16b-3.

          B. The Committee may grant Options under the Amended 1985 Plan and shall have the authority, within the limitations of the Amended 1985 Plan, as amended or modified from time to time, to determine:
               1. which of the eligible individuals will be granted Options under the Amended 1985 Plan,
               2. with respect to Options other than Noninsider Options, whether Incentive Options or Non-Qualifying Options are to be granted in a particular case,
               3. the number of shares that may be purchased under each Option,
               4. the Fair Market Value at the time of grant of the shares subject to each Option,
               5. the exercise price to be paid for shares subject to Options, such exercise price to be determined in accordance with Article IX, and
               6. the terms and provisions of individual option agreements (which need not be identical).

               The Committee shall also have the power to make all other determinations, and to establish any rules, regulations, or policies consistent without the terms of the Amended 1985 Plan, necessary or advisable for administering the Amended 1985 Plan, including policies concerning whether interruption of service for military or public service, leaves of absence, temporary assignment to other employment, or similar reasons shall constitute a termination or interruption of employment for purposes of the Amended 1985 Plan.

          C. In determining the employees to whom Options shall be granted, the type of Options to be granted in each case, and the number of shares to be covered by each Option, the Committee shall take into consideration the employee's duties and responsibilities, his or her present and potential contribution to the growth and success of the Company or a Subsidiary Company and such other factors as the Committee may deem relevant to accomplish the purposes of the Amended 1985 Plan.

          D. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions

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               and limitations of the Amended 1985 Plan, the Committee may adopt such rules, regulations and procedures as it deems advisable for the conduct of its affairs and may appoint one of its members to be chairman and any person whether or not a member, to be its secretary or agent.

          E. The decisions of the Committee shall be final and binding. The date of Committee action approving a grant of an Option shall be deemed the date of grant. No member of the Committee and no member of the Board shall be liable for any action taken, or determination made in good faith related to the Amended 1985 Plan, and the Company shall indemnify, to the fullest extent permitted by law, any Committee or Board member for any expenses borne by him or her (including costs of any proceeding or threatened proceeding), or claim made against him or her, arising out of actions related to the Amended 1985 Plan.

VI.       ELIGIBILITY

          The individuals to whom Options may be granted shall be key employees (including Directors who are employees), of the Company or of a Subsidiary Company. Pursuant to Article XIII hereof, automatic awards shall be granted to Non-Employee Directors. No Options shall be granted to an employee or director of the Company or of a Subsidiary Company who owns, directly or indirectly, more than 10% of the voting power of all classes of stock of either (i) the Company or (ii) any Subsidiary Company, and no Options shall be granted to any person who is not a Director of the Company or a full-time salaried employee of the Company or of a Subsidiary Company.

VII.      CAPITAL STOCK SUBJECT TO OPTION

          The aggregate number of shares of Capital Stock that may be issued pursuant to Options granted under the Amended 1985 Plan, other than Noninsider Options, shall not exceed 9,465,832 shares, which number of shares is subject to adjustment as hereinafter provided in Article XIX. The aggregate number of shares of Capital Stock that may be issued pursuant to Noninsider Options shall not exceed 500,000 shares, which number of shares is subject to adjustment as hereinafter provided in Article XIX. If an Option as to any shares is surrendered before exercise, or expires, or is canceled, surrendered, or otherwise terminates for any reason without having been exercised in full, or for any reason ceases to be exercisable, the number of unpurchased shares covered thereby (i) with respect to Options other than Noninsider Options, shall, unless the Amended 1985 Plan shall have been terminated, again become available for the granting of Options, other than Noninsider Options, under the Amended 1985 Plan within the aggregate maximum stated above for Options other than Noninsider Options (without regard to whether the expired or terminated option was an Incentive Option or a Non-Qualifying Option) to the extent permitted by Rule 16b-3, and (ii) with respect to Noninsider Options, shall, unless the Amended 1985 Plan shall have been terminated, again become available for the granting of Noninsider Options, under the Amended 1985 Plan within the

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          aggregate maximum stated above for Noninsider Options.
          Notwithstanding the foregoing, commencing with the 1994 calendar year, grants of Options under the Amended 1985 Plan, other than grants of Noninsider Options, to any individual, shall be limited to Options to purchase no more than 450,000 shares of Capital Stock per calendar year.

VIII.     DURATION AND TERM OF PLAN

          Subject to the other provisions of the Amended 1985 Plan, Options may be granted under the Amended 1985 Plan at any time and from time to time during the period beginning on the date of adoption by the Board of Directors, and ending at the close of business on February 1, 1997, at which time the Amended 1985 Plan shall terminate. Termination of the Amended 1985 Plan either by reason of this Article or Board resolution under
          Article XX shall not affect any Options previously granted and such Options shall remain in effect until they have been fully exercised, are surrendered, or expire by their terms.

IX.       EXERCISE PRICE

          The price to be paid on exercise for each share of Capital Stock purchasable under any Option granted under the Amended 1985 Plan shall be:

          A. In the case of an Incentive Option, not less than the Fair Market Value thereof at the time the Incentive Option is granted. In determining such Fair Market Value the Committee shall comply with such rules and regulations as may be promulgated by the Internal Revenue Service for such determinations concerning "incentive stock options," as defined in Section 422 of the Code.

          B. In the case of a Non-Qualifying Option, the price determined by the Committee, but such price may not be less than one-half of the Fair Market Value thereof at the time the Non-Qualified Option is granted.

X.        TERMS OF THE OPTION

          A. Each Option granted pursuant to the Amended 1985 Plan shall state the total number of shares of Capital Stock that may be purchased under it, which number shall be subject to adjustment as hereinafter provided in Article XIX.

          B. Subject to the limitations of the Amended 1985 Plan, as amended or modified from time to time, every Option granted under the Amended 1985 Plan shall be evidenced by written option certificates in such form, and containing such agreements, terms and conditions (which need not be identical) as the Committee, in its discretion, may determine, and the Committee may condition the grant of any Option on execution by the Grantee of such documents as it judges appropriate to evidence the Grantee's acceptance of such agreements, limits and conditions.


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XI.       SPECIAL RULES FOR INCENTIVE OPTIONS

          Notwithstanding any other provision of the Amended 1985 Plan, in the case of any Incentive Option granted under the Plan:

          A. The aggregate Fair Market Value (determined as of the time the Option is granted) of the shares of Capital Stock with respect to which Incentive Options (or other options qualifying as "incentive stock options" under Section 422 of the Code) are exercisable for the first time by the Grantee during each calendar year (under all option plans of the Company and its Subsidiary Companies) shall not exceed $100,000 as computed in accordance with Section 422 of the Code and the regulations thereunder.

          B. If any Grantee disposes of shares of Capital Stock acquired on the exercise of an Incentive Option by sale or exchange either:

               1.   within two years after the date of the grant of the
                    Option under which such shares were acquired, or
               2.   within one year after the transfer of the shares so
                    acquired, such Option will no longer qualify for the favorable tax treatment provided to an "incentive stock option" (within the meaning of Section 422 of the Code). In such event, the Grantee shall promptly notify the Company of such disposition and of the amount realized and of the adjusted basis in such shares.

XII.      EXERCISABILITY AND DURATION OF OPTIONS

          A. Exercisability. Unless an Option provides otherwise, each Option granted under the Amended 1985 Plan shall be exercisable in its entirety immediately on the date of grant.

          B. Duration of Exercisability. Unless an Option provides otherwise, the unexercised portion of any Option granted under the Amended 1985 Plan shall automatically and without notice terminate and become null and void on the earliest to occur of the following:

               1. Ten years from the date of grant or the expiration of such shorter period of time as the Option may provide;

               2.   a.   In the case of an Incentive Option, three months
                         following the date of termination of the Grantee's employment with the Company, or twelve months in the case of:
                         (i)  an employee who is disabled (within the
                              meaning of Section 422(c)(6) of the Code) on the date of termination, or
                         (ii) an employee whose death occurs during his or
                              her employment with the Company.
                    b.   Incentive Options not exercised prior to the
                         dates specified in Article XII(B)(2)(a) remain

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                         exercisable until the date determined in
                         accordance with Article XII(B)(1) and (3), but will not qualify for the favorable tax treatment provided for incentive stock options within the meaning of Section 422 of the Code.

               3.   Twelve months after the death of the Grantee.

XIII.     NON-EMPLOYEE DIRECTOR OPTIONS

          Notwithstanding any of the other provisions of the Amended 1985 Plan to the contrary, the provisions of this Article XIII shall apply only to grants of Options to Non-Employee Directors. Except as set forth in this Article XIII, the other provisions of the Amended 1985 Plan shall apply to grants of Options to Non-Employee Directors to the extent not inconsistent with this Article. For purposes of interpreting the applicable provisions of the Amended 1985 Plan, a Non-Employee Director's service as a member of the Board shall be deemed to be employment with the Company or its Subsidiary Companies.

          A. General. Non-Employee Directors shall receive Non-Qualifying Options in accordance with this Article and may not be granted Incentive Options under the Amended 1985 Plan. The purchase price per share of Capital Stock purchasable under Options granted to Non-Employee Directors shall be the Fair Market Value of a share of Capital Stock on the date of grant. No Option agreement with any Non-Employee Director may alter the provisions of this Article and no Option granted to a Non-Employee Director may be subject to a discretionary acceleration of exercisability.

          B. Initial Grant. As of August 10, 1993 each Non-Employee Director as of such date shall be granted automatically, without action by the Committee, an Option to purchase 10,000 shares of Capital Stock.

          C. Grants to New Non-Employee Directors. Each Non-Employee Director who, after August 10, 1993, is elected to the Board for the first time by the stockholders of the Company at any special or annual meeting of stockholders or, if earlier, is appointed to the Board, will, at the time such Non-Employee Director is elected or appointed (as the case may be) and duly qualified, be granted automatically, without action by the Committee, an Option to purchase 10,000 shares of Capital Stock.

          D. Vesting. Each Option shall be exercisable as to 20% of the shares of Capital Stock covered by the Option as of the date the Option is granted, and an additional 20% of the shares of Capital Stock covered by the Option on each of the first four anniversaries of the date the Option is granted; provided, however, that upon a Non-Employee Director's cessation of service by reason of retirement, such Non-Employee Director's Option shall be 100% vested and immediately exercisable. To the extent not exercised,

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               installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires.

          E. Duration. Subject to the immediately following sentence, each Option granted to a Non-Employee Director shall be for a term of 10 years. Upon the cessation of a Non-Employee Director's membership on the Board for any reason, Options granted to such Non-Employee Director not then exercisable shall expire, and Options to the extent then exercisable may be exercised until the expiration of the respective terms of such Options. The Committee may not provide for an extended exercise period beyond the periods set forth in this Article XIII(E).

XIIIA.    NONINSIDER OPTIONS

          The individuals to whom Noninsider Options may be granted shall be employees of AFLAC Japan who are not subject to the reporting requirement of Section 16(a) of the Exchange Act. The Committee designated to grant Noninsider Options pursuant to Article V hereof shall determine which of such employees shall be granted Noninsider Options. Noninsider Options shall be Non-Qualifying Options only. Except as otherwise provided in this Article XIIIA and the Amended 1985 Plan, the provisions of the Amended 1985 Plan shall apply to grants of Noninsider Options.

XIV.      NON-ASSIGNABILITY

          Options shall not be transferable by a Grantee except by will or the laws of descent and distribution, and during a Grantee's lifetime shall be exercisable only by such Grantee. Options transferred by will or by the laws of descent and distribution may be exercised after the Grantee's death only by his or her executors or administrators, or by the person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of the Grantee.

XV.       PAYMENT FOR SHARES

          A. Payment in full of the purchase price for the shares purchased pursuant to the exercise of any Option shall be made, in accordance with Article XVI, upon exercise of the Option. All shares sold under the Amended 1985 Plan shall be fully paid and non-assessable.

          B. The terms of any Option granted under the Amended 1985 Plan (other than Options granted to Non-Employee Directors pursuant to Article XIII hereof), may, but need not, include an arrangement whereby the Grantee may, upon exercise of an Option, borrow all or an established part of the purchase price from the Company on such terms described in the Option agreement, consistent with applicable law or regulations, as the Committee shall from time to time determine. The principal amount of any such loan shall bear interest at a rate (or at a rate established by a formula) set forth in the Option agreement.

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          C.   The terms of the Options granted to Non-Employee Directors pursuant to Article XIII hereof shall permit Non-Employee Directors, upon exercise of their Options, to pay the purchase price by tender of shares of Capital Stock of the Company owned by such Non-Employee Directors. The terms of any Option granted under the Amended 1985 Plan to any other Grantee, may, but need not, permit the Grantee, under procedures established by the Committee, upon exercise of an Option, to pay the purchase price by tender of shares of Capital Stock of the Company owned by the Grantee. In either case, the current Fair Market Value of the shares tendered as of the date of the Company's receipt of notice of exercise, given pursuant to Article XVI(A), shall be treated as payment of the corresponding amount of the purchase price of the shares being acquired under the Option.

          D. Subject to such rules as may be adopted by the Committee, a Grantee (other than a Non-Employee Director) who will incur federal, state or local income tax liability as a result of the exercise of a Non-Qualifying Option may, at his or her option, elect to have the Company withhold, or to transfer to the Company, on the date that the amount of such tax liability is determined, shares of Capital Stock of the Company equal in market value to an amount not exceeding the maximum amount payable under federal, state and local marginal tax rates applicable to the Grantee and the particular Option exercise transaction. The election must be made on or before the date that the amount of tax to be withheld is determined. The value of the shares of Capital Stock to be withheld by, or transferred to, the Company shall be valued at Fair Market Value as of the date that the amount of the tax is determined.

XVI.      MANNER OF EXERCISE

          A. To exercise an Option granted under the Amended 1985 Plan as to all or part of the shares covered thereby, a Grantee (or after his or her death, the person authorized to exercise the Option, as provided in Article XII) shall deliver written notice of such exercise to the Company official designated by the Committee (or, in the absence of such designation, to the Secretary of the Company). The notice shall identify the Option being exercised and specify the number of shares then being purchased. The date of receipt of such notice shall be deemed the date of exercise.

          B. The notice of exercise shall be accompanied by payment of the amount of the aggregate purchase price of the shares being purchased under the Option being exercised in one of the following forms:

               1. A check or money order payable to the order of the Company for such amount;
               2. If the terms of the Option being exercised expressly permit borrowing from the Company for exercise of the

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                    Option, the Grantee's note for such amount, such note
                    to include such terms, including terms related to time of payment and interest, and to be in such form, as is prescribed by the Committee, consistent with the terms of the Option; or
               3. If the terms of the Option being exercised expressly permit payment with shares of Capital Stock for exercise of the Option, tender of shares of Capital Stock of the Company with Fair Market Value on the date of exercise equal to or exceeding such amount, such tender to be made in conformity with the applicable terms of the Option and with such requirements as the Committee may prescribe.

          C. The Committee shall have full authority to direct the proper officers of the Company to issue or transfer shares of Capital Stock pursuant to the exercise of an Option granted under the Amended 1985 Plan. As soon as practicable after its receipt of such notice and payment, the Company shall cause the shares so purchased to be issued to the Grantee or to the person authorized to exercise the Option after his or her death, as the case may be, and shall promptly thereafter cause one or more certificates for such shares to be delivered to such Grantee or other person. The holding periods referred to in Article XI(B)(1) and (2) shall be measured from the date of issuance.

XVII.     VOTING AND DIVIDEND RIGHTS

          No Grantee of any Option shall have any voting or dividend rights or any other rights of a stockholder in respect of any shares of Capital Stock covered by an Option prior to the time that his or her name is recorded on the Company's stockholder ledger as the holder of record of such shares acquired pursuant to an exercise of an Option.

XVIII.    CONDITIONS ON GRANTEE'S SALE OF SHARES

          A. Unless the Company has filed an effective Registration Statement, pursuant to the Securities Act of 1933, covering the shares offered under the Amended 1985 Plan, each Grantee purchasing shares shall be required to represent to the Company at that time that he or she is acquiring such shares for investment purposes and not with a view to their sale or distribution, and each certificate for such shares shall have printed or stamped thereon appropriate language, as determined by the Committee, stating such restriction.

          B. The Committee may in its discretion require the Grantee, on any exercise of an Option granted hereunder or any portion thereof and as a condition to the Company's obligation to accept the notice of exercise and to deliver certificates representing the shares subject to exercise, to take such action as is, in its sole judgment, necessary or prudent to insure that issuance of the shares of Capital Stock pursuant to exercise of the Option will be in compliance with applicable law.
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XIX.      EFFECT OF CHANGE IN CAPITAL STOCK

          The aggregate number of shares of Capital Stock available for Option under the Amended 1985 Plan, the shares subject to any Option, and the price per share, shall all be proportionately adjusted for any increase or decrease in the number of shares of Capital Stock issued subsequent to the effective date of the Amended 1985 Plan or the effective date of any shareholder approved increase in the number of shares available for issuance under Options granted under the Amended 1985 Plan, resulting from a subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend or other increases or decreases in such shares effected without receipt of consideration by the Company. A change in the number of shares, and/or a change in the price per share, subject to an Option shall also be made in order to reflect any reduction in the Fair Market Value of shares subject to an Option in any case in which (a) such reduction arises on account of a "corporate transaction" as defined in Treasury
          Regulations Section 1.425-1(a)(1)(ii), (b) the excess of the aggregate Fair Market Value (determined immediately after such corporate transaction) of the shares subject to the Option immediately after such change over the aggregate new Option exercise price of such shares is not more than the excess of the aggregate Fair Market Value of the shares subject to the Option immediately before the transaction over the aggregate former Option price of such shares, (c) the ratio of the Option exercise price to the Fair Market Value of the stock subject to the Option immediately after the corporate transaction is not more favorable to the Grantee on a share-by-share comparison than the ratio of the old Option exercise price to the Fair Market Value of the stock subject to the Option immediately before such transaction, (d) the Option after such change does not give the Grantee additional benefits that he or she did not have before such change, and (e) in the case of an Incentive Option, such change does not constitute a modification of the Option within the meaning of Section 424 of the Code. If the Company or a Subsidiary Company issues or assumes a stock option in a transaction to which Section 424(a) of the Code applies, the per share Option price, the date or dates of exercise and the other provisions of such Option shall be as fixed by the Committee so as to meet the requirements of that section.

XX.       AMENDMENT AND DISCONTINUANCE

          The Board, by resolution, may terminate, suspend, amend or revise the Amended 1985 Plan with respect to any shares of Capital Stock, as to which Options have not been granted; provided, however, that, except as provided in Article XIX hereof, no amendment shall be effective unless approved by the stockholders of the Company where stockholder approval of such amendment is required (a) to comply with Rule 16b-3 or (b) to comply with any other law, regulation or stock exchange rule. Notwithstanding anything in this Article XX to the contrary,
          Article XIII shall not be amended more than once in any six-month period, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as

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          amended, or the rules or regulations thereunder.  The Board or
          Committee may not, without the consent of the Grantee of an Option, alter or impair rights under any Option previously granted under the Amended 1985 Plan except as expressly authorized herein.

XXI.      EMPLOYMENT RIGHTS

          Neither the Amended 1985 Plan, nor the grant of any Options hereunder nor any action taken by the Committee of the Board in connection with the Amended 1985 Plan, shall create any right on the part of any person to continue in the employ of (or as a director of) the Company or a Subsidiary Company, or affect the right of the Company to terminate a Grantee's employment (or directorship) at any time, subject to the provisions of law or any contract of employment between the Company and the Grantee.

XXII.     GOVERNING LAW

          A. All references to a provision of a statute or regulation incorporate subsequent amendments and apply also to corresponding successor provisions, however denominated.

          B. The Amended 1985 Plan and all Options granted under the Amended 1985 Plan shall be governed by, and construed in accordance with, the laws of the State of Georgia, except to the extent that federal law is controlling, and provided that the terms of the Amended 1985 Plan and all Options granted under it, other than Noninsider Options, shall be construed so as to qualify for exemption under Rule 16b-3 and, in the case of any Incentive Options, for treatment as an incentive stock option under Section 422 of the Code.

XXIII.    EFFECTIVE DATE OF THE PLAN

          A. The 1985 Plan became effective on May 30, 1985, being the date of adoption by the Board of Directors, subject, however, to the approval by the Company's stockholders within twelve (12) months thereafter, such approval to be manifested by a vote sufficient to satisfy the federal tax and Securities and Exchange Commission ("SEC") requirements then in effect related to shareholder approval of stock option plans under the rules for incentive stock options and Rule 16b-3, respectively, which approval was so given at the stockholders' meeting held on April 28, 1986.

          B. The extension of the 1985 Plan's duration from May 30, 1995, to February 1, 1997, and certain other amendments approved by the Board on February 10, 1987, took effect on the approval by the Company's stockholders, which approval was so given at the stockholders' meeting held on April 27, 1987.

          C. The amendment and restatement of the 1985 Plan to increase the maximum number of shares of Capital Stock that may be granted thereunder, to change the administration of the 1985 Plan by reducing from two to one the number of

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               committees administering the 1985 Plan, and by eliminating the award of discretionary grants to Non-Employee Directors, and to provide instead for automatic formula grants to Non-Employee Directors, to amend the 1985 Plan to satisfy certain requirements of Rule 16b-3 and to make certain other amendments, approved by the Board on August 10, 1993, and the subsequent amendment and restatement of the 1985 Plan, to comply with certain provisions of the Omnibus Budget Reconciliation Act of 1993 regarding the exclusion of certain compensation from the $1 million dollar per year compensation deduction limit for certain executives, approved by the Board on February 8, 1994, shall take effect only on approval by the Company's stockholders on or before April 25, 1994, such approval to be manifested by a vote sufficient to satisfy the federal tax and SEC requirements then in effect related to shareholder approval of stock option plans under the rules for incentive stock options and Rule 16b-3, respectively.








































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